UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2009

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 18, 2009, Cardinal Health, Inc. (“Cardinal Health”) issued a news release (the “News Release”) announcing its results for the quarter and fiscal year ended June 30, 2009. The News Release included financial results for CareFusion Corporation (the “Company”), a wholly owned subsidiary of Cardinal Health, that is expected to become public as a result of the planned spinoff of Cardinal Health’s clinical and medical products businesses. Excerpts from the News Release containing information related to the Company are contained herein.

The News Release included an overview regarding Cardinal Health’s financial performance for the quarter and fiscal year ended June 30, 2009, that included the following statements regarding the clinical and medical products business:

Fourth-quarter and full-year segment profit for the Clinical and Medical Products segment declined on a year-over-year basis within company expectations, due to the deferral in hospital capital spending and the impact from a shipping hold on its Alaris® System infusion product during the second half of fiscal 2009. Sequentially from the third quarter, revenue and segment profit increased. In addition, the Alaris® System shipping hold was lifted in July. The spinoff of CareFusion Corp., the company that will become public from the spinoff of Cardinal Health’s Clinical and Medical Products businesses, remains on track to be completed after the close of business on Aug. 31.

The News Release also included a section regarding financial results for the clinical and medical products business for the quarter and fiscal year ended June 30, 2009, that included the following information:

Clinical and Medical Products

Fourth-quarter revenue for the Clinical and Medical Products segment declined 12 percent to $1.1 billion, due to the continued deferral in hospital capital spending, the Alaris® System shipping hold and the negative impact of foreign exchange rates. Segment profit declined 32 percent in the fourth quarter to $157 million, driven by the decline in revenue and the negative impact of foreign exchange rates. The quarterly profit decline was partially offset by aggressive spending reductions and sales of ChloraPrep® from the Enturia acquisition.

Clinical and Medical Products revenue saw a slight decrease of 0.4 percent for the full year to $4.6 billion, with increases in the first half of the year being offset by the revenue decline in the second half. Segment profit was also affected by the second-half factors that impacted segment revenue and finished the year down 9 percent to $670 million. The Enturia acquisition continued to exceed expectations for the quarter and full year.

“There is no doubt that the second half of fiscal 2009 was a challenging economic environment, but we assessed and addressed the market conditions correctly,” said David Schlotterbeck, chief executive officer of CareFusion. “In the fourth quarter, we saw a sequential improvement in customer orders from the third quarter and continued strong performance from the infection prevention businesses with top- and bottom-line growth. In addition, resuming customer installations of our Alaris® System infusion line in July, following 510(k) clearance from the Food and Drug Administration, was an important milestone under our enhanced quality system.”

Clinical and Medical Products	Q4 FY09	Q4 FY08	Y/Y	FY09	Y/Y
Revenue	$1.1 billion	$1.3 billion	(12)%	$4.6 billion	0%
Segment Profit	$157 million	$229 million	(32)%	$670 million	(9)%

Additional Fourth-Quarter and Recent Highlights for CareFusion:

•

Form 10 registration statement declared effective by the Securities and Exchange Commission and a private letter ruling received from the Internal Revenue Service. The spinoff is on track to be completed after the close of business on Aug. 31.

•	Launched the CareFusion brand, establishing the company as an industry leader in helping hospitals measurably improve patient care and safety.

•	Announced the nine members that will comprise the CareFusion board of directors.

•	Awarded a contract with the Centers for Disease Control to supply more than 4,500 ventilators to the National Stockpile Program.

•	Signed a five-year, exclusive agreement for Pyxis® brand medication dispensing equipment with HCA.

•	Pyxis® products named #1 in customer service from MD Buyline’s April through June quarterly report, reflecting a multi-year commitment to investing in improved customer service.

•	MedMined™ services received #1 ranking for infection surveillance technology providers by KLAS.

Item 7.01	Regulation FD Disclosure

The News Release also included information regarding the Company’s outlook for its fiscal year ending June 30, 2010, that included the following information:

Fiscal 2010 Outlook for CareFusion

For the fiscal year ending June 30, 2010, CareFusion expects mid single-digit revenue growth compared to fiscal 2009 pro forma revenue of $3.7 billion. Adjusted diluted earnings per share(1) for fiscal 2010 are expected to be between $1.10 and $1.20, compared to fiscal 2009 pro forma adjusted diluted earnings per share of $1.54, or $1.32 on an unadjusted basis. The pro forma financials reflect CareFusion results as if the separation and related transactions had already occurred.(2)

The expected year-over-year decline in adjusted diluted earnings per share is primarily driven by an incremental $100 million to $110 million in spending CareFusion will incur due to several factors including higher compensation expense, R&D spending and costs to stand up infrastructure as a new public company. In addition the company expects a significant increase in the tax rate from fiscal 2009 to 2010, due primarily to a one-time tax benefit received in 2009.

The guidance for fiscal 2010 is based on an assumed diluted weighted average outstanding share count of 228 million and reflects a previously announced distribution ratio of 0.5 shares of CareFusion common stock for each common share of Cardinal Health held as of 5 p.m. EDT on Aug. 25.

(1)	CareFusion adjusted diluted earnings per share: CareFusion earnings from continuing operations adjusted to exclude (1) restructuring and acquisition integration charges (including one-time spinoff related costs) and (2) acquired in-process research and development, divided by the anticipated number of diluted weighted average shares of CareFusion common stock outstanding at spinoff. This is a non-GAAP financial measure.
(2)	CareFusion unaudited pro forma financial results have been derived from the historical consolidated financial statements and accounting records of Cardinal Health, Inc. and reflect CareFusion’s results as if the spinoff and certain related transactions had occurred as of the beginning of the fiscal year. These financial results do not necessarily reflect what CareFusion’s financial results would have been if it had operated as an independent, publicly traded company during this fiscal period. In addition, these financial results are not necessarily indicative of CareFusion’s future results. The assumptions and estimates used and pro forma adjustments derived from such assumptions are based on currently available information, and CareFusion management believes such assumptions are reasonable under the circumstances.

In addition, the News Release announced that a conference call has been scheduled to be held at 8:30 a.m. EDT on August 18, 2009, during which the Company’s Chairman and Chief Executive Officer and Chief Financial Officer will discuss the Company’s historical pro forma results and outlook for its fiscal year ending June 30, 2010. The slide presentation for the conference call is included as Exhibit 99.1 to this report.

The Company has prepared unaudited pro forma condensed combined financial statements that are adjusted to present the Company as a stand-alone company. This information, including GAAP reconciliations, are included as Exhibit 99.2 to this report.

The Company presents the non-GAAP measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the Company is diluted earnings per share. The Company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, because the Company cannot reliably forecast merger integration and restructuring costs and acquired in-process research and development costs. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.3 to this report.

The News Release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties related to the deferral in hospital capital spending affecting Cardinal Health’s Clinical and Medical Products businesses and difficulties in forecasting the exact duration and potential long-term changes in hospital spending patterns; uncertainties and risks regarding the spinoff, including the costs associated with the spinoff and the impact of the spinoff on Cardinal Health, CareFusion and the potential market for their respective securities; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the effects, timing or success of restructuring programs or plans; the costs, difficulties and uncertainties related to the integration of acquired businesses; uncertainties related to disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit and the impact of financial market disruptions on Cardinal Health’s customers and vendors; uncertainties regarding the ultimate features of government health care reform initiatives and their enactment and implementation; and conditions in the pharmaceutical market and general economic and market conditions. In addition, Cardinal Health, CareFusion and the spinoff are subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and CareFusion’s Form 10 registration statement (including all amendments to those reports and registration statement) and exhibits to those reports and registration statement. The News Release and the information contained herein reflect management’s views as of August 18, 2009. Except to the extent required by applicable law, neither Cardinal Health nor CareFusion undertakes an obligation to update or revise any forward-looking statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	CareFusion slide presentation.

99.2	CareFusion unaudited condensed combined financial statements and unaudited pro forma condensed combined financial statements.

99.3	Information disclosed by CareFusion on August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: August 17, 2009	By:	/s/ Joan Stafslien
	Name:	Joan Stafslien
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	CareFusion slide presentation.

99.2	CareFusion unaudited condensed combined financial statements and unaudited pro forma condensed combined financial statements.

99.3	Information disclosed by CareFusion on August 18, 2009.